Exhibit 99.1

Sadot LLC Achieves $9.9 Million Net Income Threshold, Triggers
Nomination of Final Three Board Positions

Sadot LLC Contributed Total of $418 Million in Revenue

Fort Worth, Texas, June 8, 2023 (ACCESSWIRE) — Muscle Maker, Inc. (MMI), the “Company” (Nasdaq: GRIL), today announced its Sadot LLC subsidiary has crossed the key net income milestone of $9.9 Million allowing the nomination of the final three new board of director members.

As disclosed in an 8K filing on November 18, 2022, MMI and its wholly-owned subsidiary, Sadot LLC, entered into a service agreement whereby Sadot engaged Aggia LLC FZ to perform services related to the purchase of and sale of physical food commodities. Upon Sadot generating certain net income targets, Aggia has the right to nominate up to eight directors and would be issued shares of common stock. Based on successfully meeting previous income targets, Aggia has already appointed five Directors to the MMI board. By crossing the $9.9 million threshold, Aggia has the right to nominate three final candidates to the MMI board of directors. Once the three nominations are approved, Aggia will have appointed all eight board members as per the service agreement, bringing the current size of the MMI board of directors to 15. The complete Aggia agreements can be viewed in our 8K filing posted on November 18, 2022.

MMI CEO, Michael Roper, said “We are in the final stages of approving the three new nominees and look forward to announcing their joining the MMI board of directors shortly. Investors should keep in mind that the addition of these new Board members is a reflection of Sadot’s growing profitability. We are excited to be adding new Board members who can bring a wealth of knowledge and experience to support our new global food supply chain strategy, Sadot LLC and MMI overall.”

MMI recently announced Sadot LLC May revenue of over $58.9 million and a cumulative revenue number of over $418 million since Sadot LLC’s inception in November 2022. The Company continues its transformation from a consumer-focused restaurant company into a global food supply chain organization.

The preliminary, unaudited financial results included in this press release are based on information available as of May 31, 2023, and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Muscle Maker, Inc.

In late 2022, MMI began its evolution from a consumer-focused, U.S. restaurant business into a global, food-focused organization with two distinct business units:

Sadot LLC

MMI’s largest operating unit is its newly-created subsidiary, Sadot LLC. Sadot is an international agri-foods company engaged in trading and shipping food (and feed) commodities such as soybean meal, wheat and corn. Sadot was formed in partnership with Aggia LLC FZ, a Dubai based, international consulting firm that provides services to companies operating in the global food supply chain.

MMI Restaurant Group

MMI’s legacy business is our limited collection of 50+ restaurants, including Pokémoto Hawaiian Poké & Boba Tea and Muscle Maker Grill, and our subscription, fresh-prep meal service, Superfit Foods, with 30+ points of distribution plus in-home and national delivery. All three concepts compete in the growing healthier-for-you segment. National franchise development of the Pokémoto concept is the key growth driver with more than 50 franchise units already in the 2023 pipeline.

MMI continues to grow in size, diversity of operations, as well as in human and financial capital, but the principles that guided the Company remain the same – sourcing and providing healthier foods. For more information please visit www.musclemakerinc.com

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.